RECKSON ASSOCIATES REALTY CORP.

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY



                               RIGHTS AGREEMENT







                         Dated as of October 13, 2000

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                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Section 1.  Certain Definitions...................................................................................1

Section 2.  Appointment of Rights Agent...........................................................................5

Section 3.  Issuance of Right Certificates........................................................................5

Section 4.  Form of Right Certificate.............................................................................7

Section 5.  Countersignature and Registration.....................................................................8

Section 6.  Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or
                Stolen Right Certificate..........................................................................9

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights........................................10

Section 8.  Cancellation and Destruction of Right Certificates...................................................12

Section 9.  Reservation and Availability of Preferred Shares.....................................................13

Section 10.  Preferred Shares Record Date........................................................................14

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.........................14

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares..........................................22

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power................................22

Section 14.  Fractional Rights and Fractional Shares.............................................................25

Section 15.  Rights of Action....................................................................................27

Section 16.  Agreement of Right Holders..........................................................................27

Section 17.  Right Certificate Holder Not Deemed a Stockholder...................................................28

Section 18.  Concerning the Rights Agent.........................................................................28

Section 19.  Merger or Consolidation or Change of Name of Rights Agent...........................................29

Section 20.  Duties of Rights Agent..............................................................................30

Section 21.  Change of Rights Agent..............................................................................32

Section 22.  Issuance of New Right Certificates..................................................................33

Section 23.  Redemption and Termination..........................................................................34

Section 24.  Exchange............................................................................................35

Section 25.  Notice of Certain Events............................................................................36

Section 26.  Notices.............................................................................................37

Section 27.  Supplements and Amendments..........................................................................38

Section 28.  Determination and Actions by the Board of Directors, etc............................................38

Section 29.  Successors..........................................................................................39

Section 30.  Benefits of this Agreement..........................................................................39

Section 31.  Severability........................................................................................39

Section 32.  Governing Law.......................................................................................39

Section 33.  Counterparts........................................................................................40

Section 34.  Descriptive Headings................................................................................40



Exhibit A - Form of Articles Supplementary

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Rights to Purchase Preferred Shares

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
Defined Term Cross Reference Sheet

Term                                                                   Location
Acquire                                                         Exhibit A (9)(n)
Acquiring Person                                                Section 1(a)
Act                                                             Section 1(b)
Adjustment Shares                                               Section 11(a)(ii)
Adjusted Number of Shares                                       Section 11(a)(iii)
Adjusted Purchase Price                                         Section 11(a)(iii)
Affiliate                                                       Section 1(c)
Agreement                                                       Preface
Associate                                                       Section 1(c)
Beneficial Owner                                                Section 1(d)
Beneficial Ownership                                            Exhibit A (9)(n)
Beneficially Own                                                Section 1(d)
Business Day                                                    Section 1(e)
Capital Stock                                                   Exhibit A (9)(n)
Capital Stock Equivalent                                        Section 11(a)(iii)
Charitable Beneficiary                                          Exhibit A (9)(n)
Charter                                                         Exhibit A
Close of Business                                               Section 1(f)
Code                                                            Exhibit A (9)(n)
Common Equity                                                   Exhibit A (9)(n)
Common Shares                                                   Section 1(g)
Common Shares                                                   Section 1(g)
Constructive Ownership                                          Exhibit A (9)(n)
Corporation                                                     Preface
Current Market Price                                            Exhibit A (9)(n)
Current Per Share Market Price                                  Section 11(d)(i)
Distribution Date                                               Section 3(a)
Documents                                                       Section 18
equivalent preferred shares                                     Section 11(b)
Excess Shares                                                   Section 1(i)
Exchange Act                                                    Section 1(c)
Exchange Ratio                                                  Section 24(a)
Fair Market Value                                               Exhibit A (9)(n)
Final Expiration Date                                           Section 7(a)
Interested Stockholder                                          Section 1(k)
IRS                                                             Exhibit A (9)(n)
Liquidation                                                     Exhibit A(3)
Nasdaq                                                          Section 11(d)(i)
Ownership                                                       Section 1(l)
Ownership Limit                                                 Exhibit A (9)(n)
Ownership Limited Holder                                        Section 1(m)
Permitted Offer                                                 Section 1(n)
Person                                                          Section 1(o)
Preferred Shares                                                Section 1(p)
Principal Party                                                 Section 13(b)
Proration Factor                                                Section 11(a)(iii)
Purchase Price                                                  Section 4(a)
Purported Beneficial Transfer                                   Exhibit A (9)(n)
Purported Record Transfer                                       Exhibit A (9)(n)
Quarterly Dividend Payment Date                                 Exhibit A 2(a)
Record Date                                                     Preface
Redemption Date                                                 Section 7(a)
Redemption Price                                                Section 23(a)(i)
Right                                                           Preface
Right Certificate                                               Section 3(a)
Rights Agent                                                    Preface
Rights Agreement                                                Section 3(c)
Section 11(a)(ii) Event                                         Section 11(a)(ii)
Section 13 Event                                                Section 13(a)
Security                                                        Section 11(d)(i)
Shares Acquisition Date                                         Section 1(t)
Series C Preferred Equity Stock                                 Exhibit A (9)(n)
Subsidiary                                                      Section 1(u)
Summary of Rights                                               Section 3(b)
then outstanding                                                Section 1(d)(iii)
Trading Day                                                     Section 11(d)(i)
Transfer                                                        Exhibit A (9)(n)
Transfer Agent                                                  Exhibit A (9)(n)
Trust                                                           Exhibit A (9)(n)
Trustee                                                         Exhibit A (9)(n)
Triggering Event                                                Section 1(v)
Voting Securities                                               Section 13(a)


                               RIGHTS AGREEMENT

     RIGHTS AGREEMENT, dated as of October 13, 2000 (this "Agreement"), between Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), and American Stock Transfer & Trust Company (the "Rights Agent").

     The Board of Directors of the Corporation has authorized a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Corporation outstanding at the Close of Business on October 27, 2000 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.

     Accordingly, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. Certain Definitions.

     For purposes of this Agreement, the following terms have the meanings indicated:

           (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, or (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Corporation and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause X) as a result of the acquisition of Common Shares by the Corporation, and (ii) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or (Y) if such Person became an Acquiring Person inadvertently, (i) promptly after such Person discovers that such Person would otherwise have become an Acquiring Person (but for the operation of this subclause Y), such Person notifies the Board of Directors that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.

           (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

           (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

           (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

              (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

              (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and
(2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Corporation.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

           (e) "Business Day" shall mean any day other than a Saturday, Sunday or U.S. federal holiday. ------------

           (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City, New York time, on the next succeeding Business Day.

           (g) "Common Shares" when used with reference to the Corporation shall mean the shares of class A common stock, par value $.01 per share, of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such Common Shares, the Common Shares resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

           (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

           (i) "Excess Shares" means shares of "Excess Stock" as defined in the Corporation's Articles of Incorporation or "Class B Excess Common" as defined in the articles supplementary establishing the rights and preferences of the Corporation's class B common stock, par value $.01 per share.

           (j) "Final Expiration Date" shall have the meaning set forth in
Section 7 hereof.

           (k) "Interested Stockholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

           (l) "Ownership" means ownership of rights or stock of the Corporation by a Person who is or would be treated as an owner of such rights or stock directly or constructively through the application of (a) section 544 of the Internal Revenue Code as modified by section 856(h) of the Internal Revenue Code or (b) section 318 of the Internal Revenue Code as modified by section 856(d)(5) of the Internal Revenue Code. "Owner", "Own" and "Owned" shall have correlative meanings.

           (m) "Ownership Limited Holder" means any Owner of Rights who, if such Owner exercised a Right to purchase Preferred Shares, Common Shares or other securities, would in accordance with the terms of the Corporation's Articles of Incorporation (including all articles supplementary) receive a share or shares of stock of the Corporation that are, or which would automatically be converted into, "Excess Shares" in lieu of or exchange for such shares or other securities. To the extent an Owner of Rights may exercise some but not all its Rights without resulting in the receipt or issuance of Excess Shares, such Owner will not be an Ownership Limited Holder until its Ownership level of Rights and stock of the Corporation reaches a level that would, upon exercise of an additional Right, result in receipt or issuance of Excess Shares.

           (n) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Corporation and who are not Acquiring Persons or Persons who would become Acquiring Persons as a result of the offer in question or Affiliates, Associates, nominees or representatives of any such Person, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

           (o) "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

           (p) "Preferred Shares" shall mean shares of Series C Junior Participating Preferred Stock, par value $.01 per share, of the Corporation.

           (q) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

           (r) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii) hereof.

           (s) "Section 13 Event" shall mean any event described in clause
(x), (y) or (z) of Section 13(a) hereof.

           (t) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(B)(Y) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

           (u) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

           (v) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

           Section 2. Appointment of Rights Agent.

     The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten
(10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts and omissions of any such co-Rights Agent.

           Section 3. Issuance of Right Certificates.

              (a) Until the earlier of (i) the Shares Acquisition Date or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Board of Directors of the Corporation) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date," (x) the Rights will be represented (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Corporation); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), representing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be represented solely by such Right Certificates.

           (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Shares. As a result of the execution of this Agreement, on October 27, 2000, each Common Share outstanding on such date shall, subject to the terms and conditions of this Agreement, also represent one Right and shall, subject to the terms and conditions of this Agreement, represent the right to purchase one one-thousandth of a share of Preferred Stock.

           (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to below in this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall substantially bear the following legend:

        "This certificate also represents and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Reckson Associates Realty Corp. and American Stock Transfer & Trust Company, dated as of October 13, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Reckson Associates Realty Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Reckson Associates Realty Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be represented by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The failure to print the foregoing legend on any such Common Shares certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

           Section 4. Form of Right Certificate.

              (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 7, Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

              (b) Any Right Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights which are null and void pursuant to
Section 7(e) of this Agreement and any Right Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         "The Rights represented by this Right Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void."

Provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate. The Corporation shall notify the Rights Agent to the extent that this Section 4(b) applies.

           Section 5. Countersignature and Registration.

     The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer (or any co-Chief Executive Officer), its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

     Following the Distribution Date and receipt by the Rights Agent of a list of record holders of Rights, the Rights Agent will keep or cause to be kept, at its office set forth in Section 26 hereof or offices designated as the appropriate place for surrender of such Right Certificate or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

           Section 6. Transfer, Split-Up, Combination and Exchange of Right
                      Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate.

     Subject to the provisions of Section 4(b), Section 7(e), Section 7(g) and
Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 7(g) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. If the Corporation requires the payment referred to in the immediately preceding sentence, then the Rights Agent shall not be required to process any transaction until it receives notice from the Corporation that the Corporation has received such payment.

     Upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

           Section 7. Exercise of Rights; Purchase Price; Expiration Date of
                      Rights.

               (a) Subject to Section 7(e) and Section 7(g) hereof, the registered holder of any Right Certificate may exercise the Rights represented thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 12, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date");
(iii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) the consummation of a transaction contemplated by Section 13(d) hereof.

               (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $84.44, shall be subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below. Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or
(ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have one Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities (including Common Shares) of the Corporation pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

     In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of this Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Corporation nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Corporation's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request.

               (g) Notwithstanding anything in this Agreement to the contrary, any Rights Owned by an Ownership Limited Holder shall not be exercisable to the extent and so long as such rights are Owned by such a holder. Subject to the other terms and conditions of this Agreement, (i) Ownership Limited Holders shall be permitted to transfer any such Rights and (ii) Rights transferred by Ownership Limited Holders so that they are no longer Owned by Ownership Limited Holders will entitle the transferees of such Rights to all of the rights and benefits described in this Agreement.

           Section 8. Cancellation and Destruction of Right Certificates.

     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

           Section 9. Reservation and Availability of Preferred Shares.

     At all times prior to the occurrence of a Section 11(a)(ii) Event, the Corporation will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

     So long as the Preferred Shares (and, after the occurrence of a Section 11(a)(ii) Event, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     The Corporation will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

     The Corporation will pay when due and payable any and all U.S. federal and state taxes and charges (other than taxes and charges based on income) which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any tax or other charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights, until any such tax or other charge shall have been paid (any such tax or other charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax or other charge is due.

     The Corporation shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Corporation will also take such action as may be appropriate under the blue sky laws of the various states.

           Section 10. Preferred Shares Record Date.

     Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and other governmental charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are open.

           Section 11. Adjustment of Purchase Price, Number and Kind of Shares
                       or Number of Rights.

     The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares,
(C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a),
Section 7(e) and Section 7(g) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of Common Shares (or, in the discretion of the Board of Directors, one one-thousandths of a Preferred Share) as shall equal the result obtained by
(x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Corporation's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii);

               (iii) In the event that there shall not be sufficient authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable (and the Board of Directors of the Corporation has determined to make the Rights exercisable into fractions of a Preferred Share), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) a number of (or fractions of) one one-thousandths of a Preferred Share or a number of (or fractions of) other equity securities of the Corporation (or, in the discretion of the Board of Directors, debt) which the Board of Directors of the Corporation has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable) as one Common Share (such number of, or fractions of, Preferred Shares, debt, or other equity securities or debt of the Corporation being referred to as a "stock equivalent") equal in the aggregate to the number of Adjustment Shares; provided, however, if sufficient Common Shares and/or stock equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Corporation is unable to cause sufficient Common Shares and/or stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Common Shares (and/or stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Common Shares available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and stock equivalents upon exercise of the Rights among holders of Rights.

               (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security") that is publicly traded for the purpose of this Section 11(d)(i) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to and not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after and not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported on the Nasdaq Stock Market ("Nasdaq") or such other market or system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. Subject to Section 11(d)(ii), if any Security is not publicly traded, "current per share market price" of such Security shall mean the fair market value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares if they are publicly traded shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand (1,000). If neither the Common Shares nor the Preferred Shares are publicly listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a Preferred Share or one one-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

               (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of stock of the Corporation other than Preferred Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Corporation shall have exercised its election so provided in Section 11(i) hereof, upon adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the Adjusted Purchase Price, that number of one one-thousandths of a Preferred Share calculated to the nearest one one-thousandth of a Preferred Share) obtained by (i) multiplying
(A) the number of Preferred Shares covered by a Right immediately prior to this adjustment of the Purchase Price by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, a copy of which public announcement shall promptly be delivered to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a Preferred Share, Common Shares or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-thousandths of a Preferred Share, Common Shares or other securities at such adjusted Purchase Price.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares, Common Shares or other securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares, Common Shares or other securities of the Corporation, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other securities, as the case may be, upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Shares shall not be taxable to such stockholders.

               (n) The Corporation shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

               (o) The Corporation, after the Distribution Date, will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

           Section 12. Certificate of Adjusted Purchase Price or Number of
                       Shares.

     Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment and a brief reasonably detailed statement of the facts and computations accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

           Section 13. Consolidation, Merger or Sale or Transfer of Assets or
                       Earning Power.

               (a) In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, (y) the Corporation shall consolidate with, or merge with, any Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate Section 11(n) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) or Section 7(g) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by
(B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

               (b) "Principal Party" shall mean

                   (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and (ii) in the case of any transaction described in clause (z) of the first sentence of
Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this
Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

               (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

                   (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                   (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                   (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this
Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

               (d) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

           Section 14. Fractional Rights and Fractional Shares.

               (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which represent fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported on NASDAQ or such other market or system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

               (b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which represent fractional Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Corporation, be represented by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such Common Shares, stock equivalents or other securities upon exercise of the Rights or to distribute certificates which represent fractions of such Common Shares, stock equivalents or other securities. In lieu of fractional shares or units of such Common Shares, stock equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such stock equivalent is not traded, each such stock equivalent shall have the value of one one-thousandth of a Preferred Share.

               (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above). The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, the issuance of fractional Rights or fractional shares until it shall have received instructions from the Corporation concerning the issuance of the fractional Rights or fractional shares upon which instructions the Rights Agent may conclusively rely.

           Section 15. Rights of Action.

     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, of the Common Shares) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

               Section 16.  Agreement of Right Holders.

     Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

               (c) subject to Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

           Section 17. Right Certificate Holder Not Deemed a Stockholder.

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

           Section 18. Concerning the Rights Agent.

     The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, execution, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

     The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document (collectively, "Documents") believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, any such Documents, until it receives notice or instructions in respect thereof. In no case will the Rights Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage.

           Section 19. Merger or Consolidation or Change of Name of Rights
                       Agent.

     Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or all or substantially all of the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 20.  Duties of Rights Agent.

     The Rights Agent undertakes only those duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Corporation prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer (or any co-Chief Executive Officer), the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for, or by reason of any liability in respect of, the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

               (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

               (f) The Corporation will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer (or any co-Chief Executive Officer), the President, any Vice President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable or responsible for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction from any one of the Chairman of the Board, the Chief Executive Officer (or any co-Chief Executive Officer), the President, any Vice President, the Treasurer or the Secretary of the Corporation in response to such application specifying the action to be taken, suffered or omitted.

               (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person or legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

           Section 21. Change of Rights Agent.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business in the State of New York), in good standing, having an office in the State of New York, and which is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

           Section 22. Issuance of New Right Certificates.

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

           Section 23. Redemption and Termination.

               (a) (i) The Corporation may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (x) the occurrence of a Section 11(a)(ii) Event or (y) the Final Expiration Date.

                   (ii) In addition, the Corporation may, at its option, at any time following the occurrence of a Section 11(a)(ii) Event and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) but prior to any Section 13 Event, redeem all but not less than all of the then outstanding Rights at the Redemption Price
(x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Corporation and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or (y)(aa) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% of the Common Shares, and (bb) at the time of redemption no other Persons are Acquiring Persons.

               (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified) in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten (10) Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. The Corporation shall promptly give public notice and notify the Rights Agent of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase of Common Shares prior to the Distribution Date.

               (c) The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

               Section 24.  Exchange.

               (a) The Corporation may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares of the Corporation at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Corporation shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

               (b) Immediately upon the action of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice and notify the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e), held by each holder of Rights.

               (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

               (d) The Board of Directors of the Corporation shall not authorize any exchange transaction referred to in Section 24(a) hereof unless at the time such exchange is authorized there shall be sufficient Common Shares or Preferred Shares issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 24.

           Section 25. Notice of Certain Events.

               (a) In case the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regularly quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate
Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty
(20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

               (b) In case of a Section 11(a)(ii) Event, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph (a) to Preferred Shares shall be deemed thereafter to refer also to Common Shares and/or, if appropriate, other securities of the Corporation.

           Section 26. Notices.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                        Reckson Associates Realty Corp.
                        225 Broadhollow Road
                        Melville, New York  11747
                        Attention:  Jason Barnett

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                        American Stock Transfer & Trust Company
                        59 Maiden Lane
                        New York, New York  10038
                        Attention:  Paula Caroppoli

     Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

           Section 27. Supplements and Amendments.

     Except as set forth in the penultimate sentence of this Section 27, prior to the Distribution Date, the Corporation may and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Corporation may and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or
(iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless any such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, and if requested by the Rights Agent an opinion of counsel, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

           Section 28. Determination and Actions by the Board of Directors,
                       etc.

     The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Corporation, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Corporation in good faith (and the Rights Agent shall be able to assume that the Board of Directors of the Corporation acted in such good faith), shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other Persons, and (y) not subject the Board of Directors of the Corporation to any liability to the holders of the Right Certificates.

           Section 29. Successors.

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

           Section 30. Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

           Section 31. Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           Section 32. Governing Law.

     This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

           Section 33.  Counterparts

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           Section 34.  Descriptive Headings.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.





           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.



                                       RECKSON ASSOCIATES REALTY CORPORATION

Attest:



By                                   By:
  --------------------------------      --------------------------------------
Name:                                Name:
     -----------------------------        ------------------------------------
Title:                               Title:
      ----------------------------         -----------------------------------




                                       AMERICAN STOCK TRANSFER & TRUST COMPANY

Attest:



By                                   By:
  --------------------------------      --------------------------------------
Name:                                Name:
     -----------------------------        ------------------------------------
Title:                               Title:
      ----------------------------         -----------------------------------

                                                                      Exhibit A
                                                                      ---------



                        RECKSON ASSOCIATES REALTY CORP.

                                    FORM OF

                            ARTICLES SUPPLEMENTARY

                    ESTABLISHING AND FIXING THE RIGHTS AND
              PREFERENCES OF A CLASS OF SHARES OF PREFERRED STOCK



         Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the board of directors of the Corporation (the "Board of Directors") by Article VI of its charter, as heretofore amended and restated (which, as hereafter restated or amended from time to time, is together with these Articles Supplementary herein called the "Charter"), the Board of Directors has, by resolution, duly classified 100,000 shares of the preferred stock, par value $.01 per share, of the Corporation into a series designated Series C Junior Participating Preferred Stock and has provided for the issuance of such series.

         SECOND: The preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such series of Preferred Stock, which upon any restatement of the Charter shall be included as part of Article VI of the Charter with any necessary or appropriate relettering or renumbering, are as follows:

               SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

               1.  Designation and Number.

         A series of Preferred Stock of the Corporation, classified the "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") is hereby established. The number of shares of the Series C Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of articles supplementary pursuant to the provisions of the Maryland General Corporation Law stating that such increase of reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series C Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               2.  Dividends and Distributions.

                  (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash January 31, April 30, July 31 and October 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance (the "First Issuance") of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of class A common stock, par value $.01 per share, of the Corporation ("Common Shares") or by way of a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Shares payable Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (b) On or after the First Issuance, no dividend on Common Shares shall be declared unless concurrently therewith a dividend or distribution is declared on the Series C Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Shares shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Series C Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Whenever quarterly dividends or other dividends payable on the Series C Preferred Stock as provided in paragraph (a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock.

                  (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               3.  Dissolution, Liquidation and Winding Up.

                  In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Series C Preferred Stock shall be entitled to receive the greater of (a) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) the aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  The liquidation preference of the outstanding shares of Series C Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of Series C Preferred Stock.

               4.  Voting Rights.

                  The holders of shares of Series C Preferred Stock shall have the following voting rights:

                  (a) Each share of Series C Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate number of votes to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, or by law, the Corporation's charter (as heretofore amended and restated, and as hereafter amended or restated from time to time, together with these Articles Supplementary, the "Charter") or the bylaws of the Corporation (as heretofore amended and restated, and as hereafter amended or restated from time to time, the "Bylaws"), the holders of shares of Series C Preferred Stock and the holders of Common Shares (and holders of shares of class B common stock, par value $.01 per share, of the Corporation) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) If and whenever dividends on the Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Series C Preferred Stock, voting separately as a class (subject to the provisions of subparagraph (d) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) directors. Each share of Series C Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Series C Preferred Stock to elect directors may be exercised until all dividends in default on the Series C Preferred Stock shall have been paid in full, and when so paid and set apart, the right of the holders of Series C Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Series C Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

                  At any time when such special voting rights have been so vested in the holders of the Series C Preferred Stock, the Secretary of the Corporation may and, upon the written request of the holders of record of 10% or more of the number of shares of the Series C Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of New York, shall call a special meeting of the holders of the Series C Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Series C Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph
(d) below.

                  (d) If, at any time when the holders of Series C Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Charter, as in effect at the time of the articles supplementary for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series C Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series (if designated) have elected such directors prior to the happening of the default or event permitting the holders of Series C Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Series C Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Series C Preferred Stock as well as such other series, without prejudice to the right of the holders of Series C Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Series C Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Series C Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series C Preferred Stock; provided that, if at the expiration of such terms the holders of Series C Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph (c)) of holders of Series C Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 4) to be held on or prior to the time of expiration of the terms referred to above.

                  (e) Except as otherwise set forth herein or required by law, the Charter or the Bylaws, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Series C Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Series C Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Series C Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) issue Preferred Stock which is senior to the Series C Preferred Stock, junior to the Series C Preferred Stock or on a parity with the Series C Preferred Stock.

               5.  Consolidation, Merger, etc.

                  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Shares is changed or exchanged. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the Common Shares that were outstanding immediately prior to such event.

               6.  Redemption.

                  The shares of Series C Preferred Stock shall not be redeemable.

               7.  Conversion Rights.

                  The Series C Preferred Stock is not convertible into Common Shares or any other security of the Corporation.

               8.  Ranking.

                  The Series C Preferred Stock shall rank junior to all other classes and series of the Corporation's Preferred Stock as to payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               9.  Ownership Limitations.

         Notwithstanding Article VII of the Charter, the provisions of this
Section 9 shall apply with respect to the limitations on the ownership and Acquisition of shares of Series C Preferred Stock.

                  (a) (i) Except as provided in Section 9(h), no Person shall Beneficially Own or Constructively Own any shares of Series C Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit;

                           (ii)  Except as provided in Section 9(h), any
Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc. (the "NYSE") that, if effective, would result in any Person Beneficially Owning Series C Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series C Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall Acquire no rights in such Series C Preferred Stock;

                           (iii) Except as provided in Section 9(h), any
Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Series C Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Series C Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall Acquire no rights in such Series C Preferred Stock; and

                           (iv)  Notwithstanding any other provisions contained
in this Section 9, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a real estate investment trust (a
"REIT") under the Code (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of section 856(c) of the Code) shall be void ab initio as to the Transfer of the Series C Preferred Stock or other event which would cause the Corporation to be "closely held" within the meaning of section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall Acquire or retain no rights in such Series C Preferred Stock.

                  (b) If, notwithstanding the other provisions contained in this Section 9, at any time after the date on which shares of Series C Preferred are first issued (the "Series C Issue Date"), there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 9(a), above, has been violated, then the Series C Preferred Stock being Transferred (or in the case of an event other than a Transfer, the Series C Preferred Stock owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Series C Preferred Stock identified in the next sentence) which would cause the restriction on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Series C Preferred Excess Stock ("Series C Excess Preferred"). If at any time of such purported Transfer any of the shares of the Series C Preferred Stock are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Series C Preferred Stock, then shares of Series C Preferred Stock that shall be converted to Series C Excess Preferred shall be first taken from any Series C Preferred Stock that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 9(a) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

                  (c) If the Board of Directors or its designee shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9(a) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 9(a), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares for Fair Market Value upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 9(a) shall automatically result in the conversion described in Section 9(b), irrespective of any action (or non-action) by the Board of Directors.

                  (d) Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series C Preferred Stock in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series C Excess Preferred results under Section 9(b), shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT.

                  (e) From and after the First Issuance, each Person who is a Beneficial Owner or Constructive Owner of Series C Preferred Stock and each Person (including the stockholder of record) who is holding Series C Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information with respect to the direct, indirect and constructive ownership of Series C Preferred Stock as the Corporation may request, in good faith, in order to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority of governmental agency or to determine such compliance.

                  (f) Nothing contained in this Section 9 (but subject to Section 9(l)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

                  (g) In the case of an ambiguity in the application of any of the provisions of this Section 9, including any definition contained herein, the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 9(1)).

                  (h) (i) Subject to Section 9(a)(iv), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning Series C Preferred Stock in excess of the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficially Owning Series C Preferred Stock will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 9) or attempted violation will result in such Series C Preferred Stock Beneficially Owned in excess of the Ownership Limit being exchanged for Series C Excess Preferred in accordance with Section 9(b).

                           (ii)  Subject to Section 9(a)(iv), the Board of
Directors of the Corporation, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning Series C Preferred Stock in excess of the Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by section 856(d)(5) of the Code), more than a 9% interest (as set forth in section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series C Preferred Stock Constructively Owned in excess of the Ownership Limit being exchanged for Excess Stock in accordance with Section 9(b).

                           (iii) Prior to granting any exception pursuant to
Section 9(h)(i) or 9(h)(ii), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's organization and operation in conformity with the requirements for qualification as a REIT under the Code; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

                  (i) Notwithstanding anything herein to the contrary, Article VII, Section 9 of the Charter shall apply to this Section 9.

                  (j) Each Certificate for Series C Preferred Stock shall bear substantially the following legend:

                  The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by section 2-211(d) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which, including restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent. All capitalized terms in this legend have the meanings defined in the Charter.

                  The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own any shares of Series C Preferred Stock such that such Person would Beneficially Own or Constructively Own Common Equity in excess of 9% in value of the aggregate of the outstanding shares of Common Equity of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series C Preferred Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Series C Excess Preferred would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series C Excess Preferred which will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

                  (k) If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (l) (i) Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Series C Excess Preferred pursuant to Section 9(b), such Series C Excess Preferred shall be deemed to have been transferred to the Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation, and shall be a person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Series C Excess Preferred such that (a) the shares of Series C Preferred Stock from which the shares of Series C Excess Preferred held in the Trust were so converted would not violate the restrictions set forth in paragraph (a) of this Section 9 in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code. The Trustee of the Trust will be deemed to own the Series C Excess Preferred for the benefit of the Charitable Beneficiary on the date of the purported Transfer or other event that results in Series C Excess Preferred pursuant to paragraph (b) of this Section 9 Series C Excess Preferred so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Series C Excess Preferred except the right to designate a transferee of such Series C Excess Preferred upon the terms specified in Section 9(l)(v). The Purported Beneficial Transferee shall have no rights in such Series C Excess Preferred except as provided in this
Section 9.

                           (ii)  Series C Excess Preferred will be entitled to
dividends and distributions authorized and declared with respect to the Series C Preferred Stock from which the Series C Excess Preferred was converted and will be payable to the Trustee of the Trust in which such Series C Excess Preferred is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Series C Excess Preferred in an amount equal to the dividends and distributions authorized and declared on each share of Series C Preferred Stock from which the Series C Excess Preferred was converted. Any dividend or distribution paid to a Purported Record Transferee prior to the discovery by the Corporation that Series C Preferred Stock has been transferred in violation of the provisions of this Section 9 shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

                           (iii) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Series C Excess Preferred shall be entitled to receive, ratably with each other holder of Series C Preferred Stock and Series C Excess Preferred converted from Series C Preferred Stock, any distribution or payment made to all holders of Common Shares.

         Any liquidation distributions to be distributed with respect to Series C Excess Preferred shall be distributed in the same manner as proceeds from the sale of Series C Excess Preferred are distributed as set forth in
Section 9(l)(iv).

                           (iv)  Series C Excess Preferred shall not be
transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Series C Excess Preferred to any Person if the shares of Series C Excess Preferred would not be Series C Excess Preferred in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Series C Excess Preferred shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Series C Preferred Stock that were converted into Series C Excess Preferred or, if the Purported Record Transferee did not give value for such shares (e.g. the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Series C Excess Preferred were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Series C Excess Preferred held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9(l)(ii). Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Series C Excess Preferred in the Trust shall be automatically exchanged for an equal number of shares of Series C Preferred Stock and such shares of Series C Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such shares of Series C Preferred Stock would not be Series C Excess Preferred in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 9(l)(vi).

                           (v)   Any vote cast by a Purported Record Transferee
of Series C Excess Preferred prior to the discovery by the Corporation that Series C Preferred Stock has been transferred in violation of the provisions of this Section 9 shall be void ab initio. While the Series C Excess Preferred is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series C Preferred Stock which have been converted into shares of Series C Excess Preferred for the benefit of the Charitable Beneficiary.

                           (vi)  Notwithstanding the provisions of Section
9(l)(iv), shares of Series C Excess Preferred shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that required the issuance of such Series C Excess Preferred (or, if the Transfer or other event that resulted in the issuance of Series C Excess Preferred was not a transaction in which the Purported Beneficial Transferee gave full value for such Series C Excess Preferred, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Series C Excess Preferred) and (B) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer or other event which resulted in the issuance of such shares of Series C Excess Preferred and (y) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Series C Excess Preferred has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 9(d). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Series C Excess Preferred by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Series C Preferred Stock outstanding and such reduction results in the issuance of Series C Excess Preferred, the Corporation is required to exercise its option to repurchase such shares of Series C Excess Preferred if the Beneficial Owner notifies the Corporation that it is unable to sell its right to such Series C Excess Preferred.

                  (m) Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

                  (n) For purposes of the provisions included in Article VII of the Charter as a result of the Articles Supplementary adopted and filed in connection with the classification of the Series C Preferred Stock:

         "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below and shall not include Beneficial Ownership or Constructive Ownership that does not result from an acquisition. The term "Acquisition" shall have the correlative meaning.

         "Affiliate" shall have the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Beneficial Ownership" shall mean ownership of Series C Preferred Stock or Series C Excess Preferred by a Person who is or would be treated as an owner of such Series C Preferred Stock or Series C Excess Preferred either directly or constructively through the application of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

         "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Equity and Series C Preferred Equity Stock.

         "Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 9(1).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Shares and the class B common stock, par value $.01 per share, of the Corporation, all shares of Series C Preferred Equity Stock and any other stock of the Corporation, howsoever designated, authorized after the First Issuance, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         "Constructive Ownership" shall mean ownership of Series C Preferred Stock or Series C Excess Preferred by a Person who is or would be treated as an owner of such Series C Preferred Stock or Series C Excess Preferred either directly or constructively through the application of section 318 of the Code, as modified by section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "Current Market Price" of publicly traded Common Shares or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

         "Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share (or other equity security as applicable) during the ten consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the Common Shares (or other equity security as applicable) trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

         "IRS" shall mean the United States Internal Revenue Service.

         "Ownership Limit" shall mean 9% in value of the aggregate of the outstanding shares of Common Equity. The value of shares of the outstanding shares of Common Equity shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         "Person" shall mean an individual, corporation, partnership, estate, trust, (including a trust qualified under section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series C Preferred Stock or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Series C Excess Preferred, the purported beneficial transferee or owner for whom the Purported Record Transferee would have Acquired or owned shares of Series C Preferred Stock if such Transfer had been valid under Section 9(a).

         "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Series C Excess Preferred, the record holder of the Series C Preferred Stock if such Transfer had been valid under
Section 9(a).

         "Series C Preferred Equity Stock" shall mean shares of stock that are either Series C Preferred Stock or Series C Excess Preferred.

         "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, on the applicable securities market in which the securities are traded.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Series C Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series C Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series C Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series C Preferred Equity Stock), and whether by operation of law or otherwise. The term "Transferring" and "Transferred" shall have the correlative meanings.

         "Transfer Agent" means American Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Series C Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 9(l).

         "Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 9(l) to serve as trustee of the Trust, and any successor thereto.

               10.  Share Certificates.

         The Board of Directors may authorize the issue of some or all of the shares (including fractional shares) of Series C Preferred Stock without certificates.

               11.  Determination by Board.

         Any determination by the Board of Directors pursuant to the terms of the Series C Preferred Stock shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

         THIRD: The Shares have been classified and designated by the Board of Directors under authority contained in the Charter.

         FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

         FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

         SIXTH: Each of the undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, those matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


         IN WITNESS WHEREOF, Reckson Associates Realty Corp. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this ---- day of October, 2000.



                                        RECKSON ASSOCIATES REALTY CORP.



                                        By:
                                           ------------------------------------
                                                    J. Michael Maturo,
                                           Executive Vice President, Treasurer,
                                                 Chief Financial Officer


Attest:



By
  --------------------------------------
      ----------------------------------
      Secretary

                                                                     Exhibit B
                                                                     ---------

                          (Form of Right Certificate)

Certificate No. R-                                                       Rights
                  -------                                        --------

NOT EXERCISABLE AFTER OCTOBER 27, 2010, UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.]*

[FN]
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                               Right Certificate

                        Reckson Associates Realty Corp.

         This certifies that ------------------------, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 13, 2000 (the "Rights Agreement"), between Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City, New York time, on October 13, 2010 (unless the Rights represented hereby shall have been previously redeemed by the Corporation) at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series C Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Corporation, at a purchase price of $84.44 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights represented by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 27, 2000 based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights represented by this Right Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share or other securities which may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the office or offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights represented by this Certificate may be redeemed by the Corporation at a redemption price of $0.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights represented hereby (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Corporation, be represented by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                  WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

[SEAL]

ATTEST:                                        RECKSON ASSOCIATES REALTY CORP.


By:-----------------------------               By:-----------------------------
   Name:                                          Name:
   Title:                                         Title:



Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:-------------------------------
   Authorized Officer

                   Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED --------------- hereby sells, assigns and transfers unto -------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 (Please print name and address of transferee)

-------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint --------------- as Agent, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: -------------, ----

                                               --------------------------------
                                               Signature

Signature Guaranteed:

-------------------------------------------------------------------------------

                  The undersigned hereby certifies that (1) the Rights represented by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights represented by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

                                               --------------------------------
                                               Signature

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

            (To be executed by the registered holder if such holder
                          desires to exercise Rights
                    represented by the Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise
----------------- Rights represented by this Right Certificate to purchase the Preferred Shares, Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares, Common Shares or other securities be issued in the name of:

Please insert social security
or other identifying number----------------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------
If such number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ---------------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------

Dated:  ---------------, ----



                                                -------------------------------

                                                Signature

Signature Guaranteed:

                  The undersigned hereby certifies that (1) the Rights represented by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights represented by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).



                                                -------------------------------
                                                Signature

                                    NOTICE

                  The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights represented by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                      Exhibit C
                                                                      ---------


                         SUMMARY OF RIGHTS TO PURCHASE
                               PREFERRED SHARES

         On October 13, 2000, the Board of Directors of Reckson Associates Realty Corp. (the "Corporation") authorized a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Corporation. The dividend is payable to the stockholders of record on October 27, 2000 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Series C Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of the Corporation at a price of $84.44 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of October 13, 2000.

         Concurrently with the Corporation's declaration of a dividend distribution of Rights, the Corporation's primary subsidiary, Reckson Operating Partnership, L.P. (the "Partnership") has declared a dividend distribution to its common unitholders (including the Corporation) of preferred unit purchase rights. These preferred unit purchase rights are analogous to the Rights and carry rights and terms entitling the Partnership's common unitholders to similar benefits as those conveyed to holders of Common Shares upon a "Distribution Date" (as defined below).

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) the date of first public announcement that an Acquiring Person (as defined below) has become such; or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as defined below) (the earliest of such dates being called the "Distribution Date"). Subject to certain exceptions, an "Acquiring Person" is any person who or which together with all affiliates and associates is the beneficial owner of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer (as defined below)). The date of first public announcement that a person or group has become an Acquiring Person is the "Shares Acquisition Date." The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates representing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution
Date), and such separate Right Certificates alone will represent the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 13, 2010, unless earlier redeemed by the Corporation as described below.

         In the event that any person becomes an Acquiring Person or an affiliate or associate thereof (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Corporation and its stockholders, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or one one-thousandths of a Preferred Share (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

         In the event that, at any time following the Shares Acquisition Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to the greater of (i) a minimum preferential liquidation payment of $10.00 per share and (ii) an aggregate payment per share of 1,000 times the aggregate payment made per Common Share. The Preferred Shares rank junior to all other classes and series of the Corporation's preferred stock with respect to dividends and upon liquidation, unless the terms of such other series provides otherwise. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares, subject to certain limitations, shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, following the time a person becomes an Acquiring Person and subject to certain other conditions, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, in certain circumstances, including redemption in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of Common Shares are treated alike but not involving (other than as a holder of Common Shares being treated like all other holders) an Acquiring Person or its affiliates or associates (or certain persons acting on behalf or in concert with such person, affiliates or associates). The payment of the Redemption Price may be deferred under certain circumstances as contemplated in the Rights Agreement.

         All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 13, 2000. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.